EXHIBIT 99.2

3D Systems Prices Underwritten Public Offering of Common Stock

ROCK HILL, S.C., May 9, 2013 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) announced today the pricing of an underwritten public offering of 7,500,000 shares of its common stock at a price of $40.00 per share. Of these shares, 6,184,349 shares are being sold by the company and 1,315,651 shares are being sold by certain selling stockholders, including certain officers and directors and their affiliates. The company and those selling stockholders have also granted the underwriters a 30-day option to acquire an additional 1,125,000 shares, on a pro rata basis, to cover over-allotments in connection with the offering. After deducting the underwriting discount and estimated offering expenses payable by the company, the company expects to receive net proceeds of approximately $237 million, assuming no exercise of the over-allotment option. The company will not receive any proceeds from the sale of shares by the selling stockholders. The offering is expected to close on May 15, 2013, subject to satisfaction of customary closing conditions.

Needham & Company, LLC is acting as the sole bookrunning manager of the offering. Canaccord Genuity Inc. and Piper Jaffray & Co. are acting as co-lead managers.

3D Systems intends to use the net proceeds from the offering to finance future acquisitions of other entities or their assets and for working capital and general corporate purposes. The shares described above were offered by 3D Systems pursuant to an effective registration statement previously filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Needham & Company, LLC, 445 Park Avenue, New York, NY 10022, (800) 903-3268 or by emailing prospectus@needham.com.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems

3D Systems is a leading global provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides CAD modeling, reverse engineering and inspection software tools and consumer 3D printers, apps and services. Its expertly integrated solutions replace and complement traditional methods and reduce the time and cost of designing and manufacturing new products. 3D Systems products and services are used to rapidly design, communicate, prototype or produce real functional parts, empowering customers to create and make with confidence.

CONTACT: Investor Contact: Stacey Witten
         803-326-4010
         Email: Stacey.Witten@3dsystems.com

         Media Contact: Cathy Lewis
         781-852-5007
         Email: Cathy.Lewis@3dsystems.com